UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2010
AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
70 Pine Street
New York, New York 10270
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
          On March 1, 2010, American International Group, Inc. (“AIG”) entered into a Share Purchase Agreement with AIA Aurora LLC, an indirect wholly owned subsidiary of AIG (“Aurora”), Prudential plc (“Prudential”) and Prudential Group plc (formerly Petrohue (UK) Investments Limited), pursuant to which Prudential Group plc agreed to acquire AIA Group Limited (“AIA”), a wholly owned subsidiary of Aurora, for approximately $35.5 billion in cash and securities of Prudential Group plc. On May 17, 2010, Prudential published a prospectus relating to its rights issue (the “Prospectus”). Prudential will also publish a listing document relating to the listing of the entire issued share capital of Prudential on The Stock Exchange of Hong Kong Limited (the “Hong Kong Listing Document” and together with the Prospectus, the “Prudential Documents”).
          The Prudential Documents included certain financial information relating to AIA for the fiscal quarters ended February 28, 2010 and 2009. This information (the “Prudential Data”), which is reproduced below, was derived by Prudential, using assumptions developed by Prudential and not shared with AIA, from certain unaudited data extracted from AIA’s management accounts (the “AIA Data”).
The information in the box below has been prepared by Prudential.

FIRST QUARTER 2010 RESULTS FOR THE AIA GROUP
          The following information was prepared by Prudential on a basis consistent with Prudential’s reporting basis for the comparable periods based on unaudited financial data extracted from AIA’s management accounts.

	3 months to	3 months to
Sales — Annual Premium	28 February	28 February
Equivalent (APE)	2010	2009	% change
	$m	$m
Hong Kong	96	85	13
Singapore and Brunei	31	21	48
Thailand	97	69	41
Korea	76	68	12
China	44	37	19
Malaysia	28	23	22
Other markets	83	90	(8)

Group total	455	393	16

	3 months to	3 months to
	28 February	28 February
New business profit	2010	2009	% change
	$m	$m
Group total — pre tax	198	150	32
— post tax	141	107	32

	3 months to	3 months to
	28 February	28 February
Margin APE %	2010	2009	+/- % pts
Group total — pre tax	44	38	+6pts
— post tax	31	27	+4pts
          In the first quarter of 2010 new business APE sales grew by 16% over the first quarter of 2009 at actual exchange rates.
          The first quarter 2010 growth was driven by strong single premium sales due to the improvement in investor sentiment as stock markets recovered. This growth was particularly strong in Singapore and Thailand where new business APE sales increased in the first quarter of 2010 by 48% and 41% respectively.
          Other markets new business APE sales in the first quarter of 2010 decreased by 8%. The main contributing factor for this was a 33% decrease in APE in Australia, where the first quarter 2009 included new business in respect of two large new group schemes.
          The increase in the first quarter 2010 pre tax new business margin to 44% from 38% reflects improvements in pricing and product mix over those sold during the financial year ended 30 November 2009.
EEV New Business Methodology and Assumptions
Valuation of new business
          The contribution from new business has been prepared in accordance with the EEV principles and guidance issued in May 2004 by the European Insurers’ CFO Forum except for certain disclosure points (described in the Consulting Actuaries’ Report set out in the prospectus, such that they relate to the new business contribution for the 12 months to 30 November 2009).
          The new business contribution represents the profits determined by applying the same operating and economic assumptions as those used for the 30 November 2009 value of in-force business. The only exception to this is for Hong Kong and Thailand where the long term returns were used for the whole projection period as opposed to grading to market yields. The impact of this difference is immaterial.
          In determining the cost of required capital, the more onerous (at 30 November 2009) of the local entity reserving and regulatory capital basis and the Hong Kong basis (at 150% of regulatory capital) for branches of AIA and AIA-B has been assumed.
          The new business contribution for 2010 does not allow for any excess of acquisition expenses over the unit cost assumptions. This assumption is consistent with the preparation of the new business contribution for the 12 months to 30 November 2009 as set out in the Consulting Actuaries’ Report in the prospectus.
Principal economic assumptions
•	The same economic assumptions have been used to determine the new business contribution for the 3 months ending 28 February 2010 and the 3 months ending 28 February 2009. This is appropriate as, given the fact that the new business is largely regular premium business, the key economic assumptions impacting the new business contribution are the long-term assumptions. These assumptions are not expected to vary significantly between 2009 and 2010.

•	Initial returns on fixed income assets have been based on current market yields, adjusted for the risk of default.

•	Long term returns for fixed income assets reflect expected returns having regard to historical returns, estimates of long term forward rates from yields available on Government bonds and current bond yields.

•	Where initial returns on fixed interest assets differ markedly from long term returns, returns are assumed to grade to the long term returns linearly over the estimated mean term of the existing fixed interest assets.

•	Equity returns have been determined by reference to the projected long term yield on 10-year government bonds plus an equity risk premium which varies by territory with a maximum risk premium of 600 basis points.

•	Risk discount rates are set equal to risk-free rates plus a risk margin. The risk margin reflects any non-diversifiable risk associated with the emergence of distributable earnings that is not allowed for elsewhere in the valuation.
          The tables below summarise the principal financial assumptions at 28 February 2010 and 28 February 2009:

				Indonesia	Indonesia
				(USD	(Rupiah
	Australia	China	Hong Kong	denominated)	denominated)	Korea
	%	%	%	%	%	%
New business risk discount rate	9.0	10.0	8.0	12.5	17.0	10.0
Government bond yield	5.75	3.7	3.8	6.9	11.0	5.2

				Singapore &
	Malaysia	New Zealand	Philippines	Brunei	Taiwan	Thailand	Vietnam
	%	%	%	%	%	%	%

New business risk discount rate	9.0	9.0	14.0	7.5	8.0	10.0	16.0
Government bond yield	4.5	6.3	7.5	2.9	1.7	4.2	9.25

	AIA Group Total
	28 February 2010	28 February 2009
	%	%
New business weighted risk discount rate (note)	9.5	9.3

Note:

The weighted risk discount rates shown for the AIA Group above have been determined by weighting each country’s risk discount rates by reference to the EEV basis new business result.
Approach to estimate the new business contribution for the 3 months ended 28 February 2009
          The new business contribution for the 3 months ended 28 February 2009 has been estimated assuming that new business margins (as a percentage of APE) for each product group within each territory are the same as for the 12 months ended 30 November 2009. It has therefore been implicitly assumed that the mix of business within each product group has remained unchanged during the 12 months ended 30 November 2009. Should this product mix have changed during this period, the new business contribution for the 3 months ended 28 February 2009 could be materially different to that shown.
Foreign exchange rates
          Foreign currency profits have been translated at average exchange rates for the period. The principal exchange rates are as follows:

	Average for	Average for
	3 months to	3 months to
Local currency: USD$	28 February 2010	28 February 2009
China	6.83	6.85
Hong Kong	7.75	7.75
Korea	1,154.30	1,384.60
Malaysia	3.40	3.59
Singapore	1.40	1.49
Thailand	33.14	35.09

          None of AIG, Aurora, AIA, their respective affiliates or any of their directors, officers and employees participated in the calculation of the Prudential Data or the selection of the assumptions on which they were based. None of AIG, Aurora, AIA, their respective affiliates or any of their directors, officers and employees has approved the Prudential Data or accepts responsibility for the Prudential Data for any purpose, including for purposes of any offering of securities by Prudential.
          In addition to the AIA Data, AIG provided to Prudential certain unaudited information on AIA’s results for the fiscal quarters ended February 28, 2010 and 2009, prepared for inclusion as a discontinued operation in AIG’s unaudited consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles for the three months ended March 31, 2010, as follows:

(USD in millions)(unaudited)	2010	2009

Total Revenues:	$3,175	$2,787
Pre-tax Income:	658	390

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: May 17, 2010	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Secretary